Exhibit 10.5

Form of Participant Voting Commitment

DATE: September 9, 2022

TO:      Holders who entered into Reprice Letter Agreements with NovaBay Pharmaceuticals, Inc.

To Whom It May Concern:

Reference is made to that certain Letter Agreement, dated as of September 9, 2022 (the “Letter Agreement”), between the undersigned and NovaBay Pharmaceuticals, Inc. (the “Company”), which provides for the execution and delivery of this voting letter (“Voting Letter”).

By signing this Voting Letter, the undersigned confirms and agrees that it shall vote all shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), over which the undersigned has voting control in favor of any and all proposals and/or resolutions presented by the Company at any meeting of its stockholders to approve (i) a reverse stock split of the Common Stock (referred to as the “Stockholder Approval” in the Letter Agreement) and (ii) additional proposals that may be required by the rules of the NYSE American (referred to as the “Additional Stockholder Approvals” in the Letter Agreement). The undersigned understands that the Company intends to hold a special meeting of stockholders as soon as practicable and that the Board of Directors of the Company has established a record date of September 13, 2022 for this special meeting (the “Record Date”).

This commitment and agreement is being given by the undersigned in consideration of, and pursuant to its Letter Agreement, and is not revocable by the undersigned.

This Voting Letter is intended for the exclusive benefit of the Company and its respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, including without limitation any Other Holder.

By:
Name of Stockholder:

Number of shares of Common Stock (and other voting shares) over which I have voting control as of the date hereof (which number may increase or decrease after the date hereof and prior to the record date of any such stockholder meeting): _________________